SETTLEMENT AGREEMENT

THIS AGREEMENT is dated for reference as of the 31st day of August, 2006.

BETWEEN:

WORLDBID CORPORATION., a Nevada corporation, having an office address at 810 Peace Portal Drive, Suite 201, Blaine, WA 98230

(hereinafter called the “Company")

OF THE FIRST PART

AND:

HOWARD THOMSON, of 5B, Harbour Village, East Dunmore, County Waterford, Ireland

(hereinafter called "Thomson")

OF THE SECOND PART

WHEREAS:

A. The Company was indebted to Thomson at July 31, 2006 in the amount of approximately $40,000 US not including any remuneration payable to Thomson in respect of the month of August, 2006.

B. Thomson has moved to Ireland and has resigned as a director and officer of the Company.

C. The parties wish to resolve all matters outstanding between them, including but not limited to, matters relating to the Indebtedness and any other liabilities of the Company to Thomson.

NOW THEREFORE in consideration of $20,000 US and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Thomson agrees to remise, release and forever discharge the Company and its directors, officers, servants and agents (collectively, the “Releasees”) from any and all actions, causes of action, suits, debts, dues, sums of money, claims, demands and obligations whatsoever, at law or in equity, and whether known or unknown, suspected or unsuspected, which Thomson has or may in the future have against the Releasees or any of them, including, but not limited to, any and all actions, causes of action, suits, debts, dues, sums of money, claims, demands and obligations in connection with the Indebtedness.

2. Thomson agrees to terminate any management agreement, employment agreement or agreement of any other nature whereby the Company is obligated or may be obligated to pay any fees or other remuneration to Thomson.

3. Thomson acknowledges that this Agreement has been prepared by O’Neill Law Group PLLC acting on behalf of the Company only and that he has been advised to obtain independent legal advice.

4. Time shall be of the essence of this Agreement.

5. This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

6. No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

7. This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

8. This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day first above written.

WORLDBID CORPORATION
by its authorized signatory:

/s/ Logan B. Anderson
________________________________
Logan B. Anderson, Director

SIGNED, SEALED AND DELIVERED
BY HOWARD THOMSON
in the presence of:

/s/ Angela O’Neill	/s/ Howard Thomson	(seal)
Signature	HOWARD THOMSON

Angela O’Neill
Name

893 Friar Crescent
Address
N. Van., BC V7G 1M5